Exhibit 107

Form S-1

(Form Type)

Arch Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Other	212,051,900	$0.04	$8,482,076.00	0.0000927	$786.29
	Total Offering Amounts					$8,482,076.00		$786.29
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$786.29

(1)

Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional common shares as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $0.04 and low $0.03 sale prices of our common shares on August 18, 2022, as reported on the OTCQB.